UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
June 20, 2011 (June 15, 2011)

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On June 15, 2011, BreitBurn Energy Partners L.P. (the “Partnership”), a Delaware limited partnership, BreitBurn GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and Quicksilver Resources Inc., a Delaware corporation (the “Selling Unitholder”), entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters set forth in Schedule I to the Underwriting Agreement (the “Underwriters”), relating to the public offering by the Selling Unitholder of 7,000,000 common units representing limited partner interests in the Partnership ( the “Common Units”) at a price to the public of $19.78 per unit (the “Offering”). Pursuant to the Underwriting Agreement, the Selling Unitholder also granted the Underwriters an over-allotment option for a period of 30 days to purchase from the Selling Unitholder up to an additional 1,050,000 Common Units, at the same price per unit, to cover over-allotments, if any.

The Partnership expects the transaction to close on June 20, 2011, subject to customary closing conditions. The Partnership will not receive any of the proceeds from the sale of the Common Units by the Selling Unitholder in the Offering.  Upon completion of the Offering, the Selling Unitholder will own approximately 14.6% of the Partnership’s outstanding Common Units, or approximately 12.8% of the Partnership’s outstanding Common Units if the Underwriters’ over-allotment option is exercised in full.

The Common Units to be issued pursuant to the Underwriting Agreement are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-153579) filed on October 15, 2008, which was declared effective by the Securities and Exchange Commission on October 28, 2008.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership, the General Partner and the Selling Unitholder and customary conditions to closing, indemnification obligations of the Partnership, the General Partner, the Selling Unitholder and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Certain of the Underwriters and their respective affiliates have engaged, and may in the future engage in various financial advisory, investment banking and commercial banking services in the ordinary course of their business for which they have received, and expect to receive, customary fees and expense reimbursement from the Partnership. Affiliates of certain of the Underwriters are lenders under the Partnership’s bank credit facility.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit No.	Document

1.1
Underwriting Agreement dated June 15, 2011, among BreitBurn Energy Partners L.P., BreitBurn GP, LLC, Quicksilver Resources Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters set forth in Schedule I thereto.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 8.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: June 20, 2011	By:	/s/ Gregory C. Brown
Gregory C. Brown
General Counsel and Executive Vice President

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EXHIBIT INDEX

Exhibit No.	Document

1.1
Underwriting Agreement dated June 15, 2011, among BreitBurn Energy Partners L.P., BreitBurn GP, LLC, Quicksilver Resources Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters set forth in Schedule I thereto.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 8.1)

4